UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2025

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On a preliminary unaudited basis, iBio, Inc., a Delaware company (the “Company,” “we” or “our”) expects to report that it had cash, cash equivalents and restricted cash of $8.8 million as of June 30, 2025.

The preliminary financial results above are the Company’s preliminary estimates based on currently available information and are subject to completion of the Company’s financial closing procedures. They do not present all necessary information for an understanding of the Company’s financial condition as of June 30, 2025. The Company’s independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited results. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the preliminary estimates set forth above. We expect to complete our audited financial statements for the year ended June 30, 2025 later this quarter .. Accordingly, undue reliance should not be placed on the preliminary estimates.

Item 8.01. Other Events.

Corporate Presentation

On August 18, 2025, the Company posted an updated corporate presentation on its website (the “Presentation”) for use in meetings with investors, analysts and others, which discusses the development of its obesity and cardiometabolic diseases pipeline.

The Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Business Description

The Company has updated its business description as set forth below:

Overview

We are a preclinical stage biotechnology company leveraging the power of Artificial Intelligence (“AI”) for the development of hard-to-drug precision antibodies in the cardiometabolic and obesity space. Our core mission is to harness the potential of AI and machine learning (“ML”) to unveil elusive biologics that stand out and have evaded other scientists. Through our innovative AI Drug Discovery Platform, we have been able to identify differentiated molecules aimed to address unmet needs by current GLP-1 receptor agonists.

We believe the future of obesity care lies not just in weight loss—but in quality weight loss. Current interventional therapies such as GLP-1 receptor agonists have ushered in a breakthrough era, yet challenges remain: muscle loss, fat regain after treatment cessation, and long-term tolerability. We are developing second-generation therapies to meet these unmet needs, using the power of AI-guided antibody design and advanced screening technologies. Our obesity strategy is built on three key principles. First, we aim to develop next-generation antibody therapeutics addressing limitations of current approved treatments, offering options with a goal to preserve muscle mass, target fat selectively, and provide durable weight loss with improved tolerability. Second, we are focusing on targets with strong human validation, which we believe both helps reduce development risk and increase the likelihood of clinical success. Lastly, we apply our integrated AI Drug Discovery Platform and deep scientific expertise to rapidly generate development-ready biologics, enabling us to move with speed and precision in a competitive and fast-evolving field. Our current therapeutics being developed are all in preclinical development. We have not completed any clinical trials in humans for any therapeutic protein product candidate produced using our technology and there is a risk that we will be unsuccessful in developing or commercializing any product candidates. As we continue to leverage our technology stack and develop our existing immune-oncology pre-clinical pipeline, we are also seeking strategic partners with the capabilities to more rapidly advance these programs towards the clinic.

Our current pre-clinical product candidate pipeline is set forth below.

IBIO-610

Activin E, like myostatin, is part of the TGF-β superfamily and has been implicated in the regulation of energy homeostasis and overall metabolic health. Human genetic studies provide compelling support for Activin E as a therapeutic target, as individuals carrying loss-of-function variants of the INHBE gene exhibit reduced visceral fat, improved lipid profiles, and lower risk of cardiometabolic diseases.

By leveraging our AI Drug Discovery Platform, we believe we have successfully identified the first antibody inhibiting Activin E. Preclinical data from multiple in vitro cell-based assays, including one on a human adipocyte cell line, demonstrated robust blockade of Activin E-mediated signaling. The antibody has been evaluated in multiple pre-clinical studies in a model of diet-induced obesity (DIO) in mice, both alone with bi-weekly dosing and in combination with semaglutide dosed daily. These results suggest IBIO-610 may induce fat-selective weight loss.

In vitro characterization of IBIO-610. Target protein binding measured via SPR. Reporter cell line assay used HEK293 reporter cell line with ALK7 receptor stably integrated. 200pM Activin E used. Differentiated human adipocyte, treated with 100nM Activin E.

In a DIO mouse model, IBIO-610 was administered biweekly at 10 mg/kg for four weeks to evaluate its effects as a monotherapy. Treated mice were observed to have a 8.9% reduction in body weight compared to baseline and placebo, with body composition analysis revealing a 26% reduction in fat mass and no measurable loss of lean mass. Outlier non-responder mice were excluded.

To test potential combination therapy with incretin treatments, IBIO-610 was dosed biweekly alongside daily semaglutide. While semaglutide alone produced a 27.8% reduction in body weight (baseline and placebo adjusted), the combination resulted in a more pronounced 35.3% weight loss, without any additive effect on food intake. The combination also led to a greater reduction in visceral fat compared to semaglutide alone, suggesting complementary mechanisms that enhance metabolic benefit.

IBIO-610 was also tested as a maintenance therapy following cessation of semaglutide treatment. In this model, DIO mice were first dosed with semaglutide for two weeks, leading to approximately 18% weight loss. Upon stopping semaglutide, control mice regained 71% of the lost weight within three weeks, with fat mass levels returning to those of untreated animals. In contrast, mice receiving IBIO-610 at the time of semaglutide discontinuation regained only 28% of the lost weight and retained significantly lower fat mass at study termination, highlighting the potential of IBIO-610 to prevent rebound weight gain.

Prevention of weight regain after cessation of GLP-1 treatment in mouse model of obesity by IBIO-600. n=10 per group, IBIO-610 dosed S.C. at 10 mg/kg twice per week. Semaglutide dosed at 10nmol/kg S.C. daily. Organ weights determined via necropsy.

Myostatin x Activin A Bispecific Antibody

Activin A is another member of the TGF-β family and is known to modulate muscle growth among its various biological functions. The therapeutic potential of targeting Activin A has been observed in garetosmab, an Activin A antagonist antibody that exhibited promising outcomes in early clinical trials and in published Non-Human Primate (“NHP”) data.

Building on these insights, we initiated a program to develop a bispecific antibody targeting both myostatin and Activin A. Leveraging our StableHu™ platform and mammalian display, this program is in late discovery, where multiple parameters, such as binding affinity, expression levels, and stability, are being optimized. Early in vitro findings in human muscle progenitor cells suggest that the bispecific candidate induces a stronger differentiation of progenitor cells into mature muscle cells compared to antibodies targeting only myostatin or Activin A alone. Increased muscle fusion index in human muscle stem cells, as shown in the chart below, is a surrogate of muscle growth.

Reversal of the myostatin or Activin A-mediated inhibition of human muscle stem cell fusion

IBIO-600

Myostatin, also known as growth differentiation factor 8 (GDF8), is a member of the transforming growth factor-β (TGF-β) family that regulates and limits skeletal muscle growth. A loss of function in the myostatin gene eliminates this inhibitory effect, leading to increased muscle mass and strength. This genetic alteration results in significant muscle hypertrophy (increased size) and hyperplasia (increased number of muscle fibers). While these effects can enhance muscle development, they may also have implications for overall metabolism and cardiovascular health.

In April 2024, as result of our collaboration with AstralBio, we initiated a program to discover and develop a long-acting anti-myostatin antibody. Using our StableHu platform coupled with mammalian display, we optimized hit antibodies across multiple parameters, including affinity for myostatin, binding to the FcRn receptor, expression levels in mammalian cells, and resistance to poly-reactivity and aggregation. The final candidate, IBIO-600, was also observed to have a beneficial profile between thermostability and resistance to stress conditions during initial testing.

In vitro, IBIO-600 was evaluated in human muscle progenitor cells, where it potently inhibited myostatin. This inhibition facilitated the differentiation of progenitor cells into mature human muscle cells. In interim data from a preclinical study in obese mice, we observed that IBIO-600 dose-dependently prevented lean mass loss when administered in combination with a GLP-1 receptor agonist.

In November 2024, we manufactured a non-cGMP batch of IBIO-600 for a NHP study in obese and elderly NHPs. The primary goal of the study was to assess the pharmacokinetic (“PK”) profile of IBIO-600. The study consisted of two dose levels, a low dose of 5 mg/kg and a high dose of 50 mg/kg, with a single subcutaneous injection in each case. In addition to monitoring PK in serum, the study analyzed body composition changes over time by employing DEXA scans, measuring lean and fat mass.

Serum concentration of IBIO-600 in obese NHPs after a single 5 mg/kg I.V. dose. n=3

The study consisted of six NHPs, sorted randomly into the low and high dose groups. IBIO-600 promoted an increase in lean mass and a reduction in fat mass from baseline values. Standard PK calculations indicated the half-life of IBIO-600 in NHPs was approximately 40 to 52 days. By using multiple allometric scaling approaches, we estimated the half-life in humans of IBIO-600 as falling with a range of 57-147 days.

Change in Lean and Fat Mass in obese NHPs treated with a single 5 mg/kg I.V. dose of IBIO-600. N=3 per group. Region of Interest DEXA scan on gluteal and thigh region.

Following the NHP pharmacokinetic study, we initiated Chemistry, Manufacturing, and Controls manufacturing and nonclinical toxicology activities to support advancement of IBIO-600 toward clinical development. We have established a stable cell line, completed process and formulation development, and manufactured a good laboratory practices (“GLP”) toxicology batch at 200L scale. In parallel, we launched a nonclinical toxicology program, initiating both rat and NHP dose range finding studies as well as a rat GLP tox study, with plans underway for an NHP GLP tox study. All studies are progressing as planned, with no notable safety findings observed to date. We intend to continue progressing the development of IBIO-600 through IND in obesity and other muscle sparing diseases.

AI Discovery Tools

Through our innovative AI Drug Discovery Platform, we champion a culture of innovation by identifying novel targets, forging strategic collaborations to enhance efficiency, diversify pipelines, with the goal of accelerating preclinical processes. Our proprietary technology stack is designed to minimize downstream development risks by employing AI-guided epitope-steering and monoclonal antibody (“mAb”) optimization.

Our proprietary technology stack combines Epitope Steering, our patented AI engine that directs antibody binding to precisely defined regions of target proteins, increasing selectivity and therapeutic impact; StableHu, a generative AI tool that rapidly optimizes antibodies for expression, stability, and manufacturability; and mammalian display-based multidimensional screening, enabling simultaneous optimization of affinity, specificity, and half-life in a single selection step. Together, these tools power a fully integrated platform that allows us to go from concept to in vivo proof-of-concept within weeks, accelerating the development of first-in-class and best-in-class biologics. Our EngageTx technology enables us to target bi-specific molecules. Data from a number of in vitro tumor cell-killing assays suggests that our most advanced MUC16 clone, when combined with eight distinct CD3 binders using our EngageTx technology, revealed a potency range of approximately 33,000 fold. With the ability to navigate sequence diversity and promote Human-Cyno cross reactivity while mitigating cytokine release, our goal is to enhance agility and bolster preclinical safety assessments. Another key feature of our technology stack is our ShieldTx™  masking technology, which keeps antibodies inactive until they reach diseased tissue. At that point, the masks are removed and the antibodies become active, all with the goal of broadening the therapeutic window and potentially improving both efficacy and safety.

Partnered Programs

Amylin Receptor Agonist Engineered Antibody

In collaboration with AstralBio, we are working to develop an amylin receptor antibody, a potentially highly promising mechanism in obesity treatment. Along with AstralBio, we are discovering and optimizing both dual amylin and calcitonin receptor (DACRA)-like engineered antibodies, and selective amylin receptor agonist antibodies while avoiding engagement of the calcitonin receptor. Improved selectivity may translate into tolerability and efficacy advantages. Leveraging our AI Drug Discovery Platform, combining soluble G protein-coupled receptor (“GPCR”) analogues with mammalian display, we have engineered agonists with tailored activity across specific amylin receptor subtypes, showcasing our ability to address complex membrane protein targets with precision.

Risk Factors

The Company has updated certain of its risk factors. The risk factors listed below should be read in conjunction with the risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, December 31, 2024 and March 31, 2025.

Our most advanced product candidates depend on intellectual property licensed from third parties and termination of any of these or future licenses could result in the loss of significant rights, which could adversely affect our business, results of operations and financial condition.

We are dependent on patents, know-how and proprietary technology, some of which is owned and some of which is licensed from others. With respect to our obesity and cardiometabolic program, we have a license to four provisional applications for a future U.S. patent application that relate to our leading anti-myostatin antibody product candidate, IBIO-600, alone and when used in combination with Activin A. In addition, we have a license to three provisional applications for a future U.S. patent application that relate to our Activin E engineered antibody candidate, IBIO-610. These licenses exist under two exclusive license agreements (the “AstralBio Licenses”) with AstralBio granting us exclusive, worldwide licenses to develop, manufacture, commercialize and otherwise exploit, IBIO-600 and IBIO-610, which are our most advanced preclinical product candidates. Any termination of these licenses could result in the loss of significant rights and could harm our ability to commercialize our product candidates. The AstralBio Licenses impose, and we expect that future license and acquisition agreements will impose, various diligence, milestone payments and other obligations on us. If we fail to comply with our obligations under current or future intellectual property license agreements, we may be required to pay damages and the licensor may have the right to terminate the license. Any termination of these licenses could result in the loss of significant rights and could harm our ability to develop, manufacture and/or commercialize our product candidates.

Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. Our business also would suffer if any current or future licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights.

Our AI/ML platform leverages internal data as well as data from third parties. Defects in, or loss of access to, our databases or those of third parties may impair our ability to discover additional targets and develop our product candidates.

We use our AI/ML platform to improve our target discovery programs by improving the hit finding and lead optimization process and by helping us identify desired epitope targets on target proteins. Our AI/ML platform accesses and has been trained using third-party databases. If access to this data is lost or limited, or if this data becomes outdated, it may delay or otherwise adversely affect our ability to develop our product candidates. Our AI/ML platform is the subject of several patent filings in the U.S. including one issued patent and one pending patent application directed to our epitope-steering AI engine; two provisional applications for a future patent application directed to our optimized next-generation CD3 T-cell engager antibody EngageTx platform; and a patent application directed to our ShieldTx antibody masking technology. Certain aspects of our AI/ML program are also protected by trade secrets. However, our competitors may render our approaches obsolete, by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our drug discovery process that we believe we derive from our research approach and proprietary technologies.

Our proprietary software tools are inherently complex and may contain defects or errors. Errors may result from the interface of our hardware or proprietary software tools with our data or third-party systems and data. The risk of errors is particularly significant when new software or hardware is first introduced or when new versions or enhancements of existing software or hardware are implemented. Any errors, defects, disruptions or other performance problems with our software, hardware or data sets could hurt our ability to gather valuable insights that we intend to use to assist in developing our current and future product candidates and drive our drug discoveries. We outsource the majority of the core network infrastructure relating to our AI/ML platform to third-party hosting services. We have limited control, if any, over any of these third parties, and we cannot guarantee that such third-party providers will not experience system interruptions, outages or delays or deterioration in their performance. We have experienced, and expect that in the future we may again experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints.

Furthermore, the development and use of AI/ML present various privacy and security risks that may impact our business. AI/ML are subject to privacy and data security laws, as well as increasing regulation and scrutiny. For example, several jurisdictions around the globe, including Europe and certain U.S. states, have proposed, enacted or are considering laws governing the development and use of AI/ML. We expect other jurisdictions will adopt similar laws. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices or retrain our AI/ML or prevent or limit our use of AI/ML. For example, the Federal Trade Commission has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot use AI/ML or our use is restricted, our preclinical research and development programs may be less efficient, or we may be at a competitive disadvantage. The occurrence of any of the foregoing events could prevent us from leveraging our AI/ML capability and software to help us develop our product candidates more efficiently than existing industry tools and have a material adverse effect on our business, financial condition, results of operations or prospects.

Inappropriate or controversial data practices by data scientists, engineers and end-users of our or our competitors’ products could also impair the acceptance of AI products. Though our business practices are designed to mitigate many of these risks, if we enable or offer AI products that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

Our investments in deploying AI technologies may be substantial and may be more expensive than anticipated. If our AI Drug Discovery Platform does not function reliably, fails to meet expectations in terms of performance, or cannot be fully utilized due to increasing regulation or reputational concerns, we may be unable to provide such services we’ve contracted for with third parties, our customers may stop using our products, or our competitors may incorporate AI technology into their products or services more successfully than we do, all of which may impair our ability to effectively compete in the market.

Preclinical and clinical development involves a lengthy and expensive process, with an uncertain outcome. We or our collaborators may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our current product candidates or any future product candidates.

All of our product candidates are in preclinical development. The risks associated with our product candidates not proceeding through clinical development is high. We expect it will be many years before we commercialize any product candidate, if ever. The product candidates we are developing are unproven, which makes it difficult to accurately predict the challenges we may face with respect to our product candidates as they proceed through development. It is also impossible to predict whether our clinical trials will proceed through registrational trials and when or if any of our product candidates will receive regulatory approval. To obtain the requisite regulatory approvals to commercialize any product candidates, we must demonstrate through extensive preclinical studies and lengthy, complex and expensive clinical trials that our product candidates are safe and effective in humans. Clinical testing can take many years to complete, and its outcome is inherently uncertain. Commencing any future clinical trials is subject to finalizing the trial design and submitting an application to the FDA or a comparable foreign regulatory authority. Even after we make our submission, the FDA or comparable foreign regulatory authority could disagree that we have satisfied their requirements to commence our clinical trials or disagree with our trial design, which may require us to complete additional studies or trials, amend our protocols or impose stricter conditions on the commencement of clinical trials.

Alternative technologies may supersede our technologies or make them noncompetitive, which would harm our ability to generate future revenue.

The manufacture of precision antibodies and use of artificial intelligence to do so is intensely competitive. There are currently extensive research efforts in this field, which result in rapid technological progress that can render existing technologies obsolete or economically noncompetitive. If our competitors succeed in developing more effective technologies or render our technologies obsolete or noncompetitive, our business will suffer. Many universities, public agencies and established pharmaceutical, biotechnology, and other life sciences companies with substantially greater resources than we have are developing and using technologies and are actively engaging in the development of products similar to or competitive with our technologies and products. To remain competitive, we must continue to invest in new technologies and improve existing technologies. To make such renewing investment we will need to obtain additional financing and/or collaborations. If we are unable to secure such financing, we will not have sufficient resources to continue such investment. In addition, they also have significantly greater experience in the discovery and development of products, as well as in obtaining regulatory approvals of those products in the United States and in foreign countries. Our current and potential future competitors also have significantly more experience commercializing drugs that have been approved for marketing. Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a small number of our competitors.

Our competitors may develop technologies and products or devise methods and processes for protein expression that are faster, safer, more efficient or less costly than that which can be achieved using our technologies which may render our technologies obsolete. Our competitors might succeed in obtaining regulatory approval for competitive products more rapidly than we can for our product candidates. In addition, the pharmaceutical and biotechnology industry is characterized by rapid technological change. Because our research approach integrates many technologies, it may be difficult for us to remain current with the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Our competitors may render our technologies obsolete by advancing their existing technological approaches or developing new or different approaches. There has been and continues to be substantial academic and commercial research effort devoted to the development of such methods and processes. If successful competitive methods are developed, it may undermine the commercial basis for our products and our technologies and related services.

For our obesity and cardiometabolic disease, not only will we compete with fully integrated pharmaceutical companies, but we will also compete with various companies that have developed or are trying to develop weight-loss treatments or cardiovascular therapies. Certain of our competitors have substantially greater capital resources, large customer bases, broader product lines, sales forces, greater marketing and management resources, larger research and development staffs with extensive facilities and equipment than we do and have more established reputations as well as global distribution channels. Our most significant competitors, among others, are fully integrated pharmaceutical companies such as Eli Lilly and Company, Novo Nordisk A/S, Amgen Inc., Bristol-Myers Squibb Company, Merck & Co., Inc., Novartis AG, MedImmune, LLC (a wholly owned subsidiary of AstraZeneca plc), Johnson & Johnson, Pfizer Inc., Merck KGaA and Sanofi SA, and more established biotechnology companies such as Genentech, Inc. (a member of the Roche Group), Gilead Sciences, Inc. and its subsidiary Kite Pharma, Inc, and Regeneron Pharmaceuticals. We also compete with additional companies who are more advanced in the obesity and cardiometabolic space, such as Keros Therapeutics, Inc., Scholar Rock, Inc., Biohaven, Ltd., Structure Therapeutics, Inc., Viking Therapeutics, Inc., Veru Therapeutics Inc., Zealand Pharma A/S, Metsera Therapeutics, Inc., Terns Pharmaceuticals, Inc., Skye Bioscience, Inc., SixPeaks Bio AG, Laekna, Inc., Wave Life Sciences Ltd., Arrowhead Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc., and Helicore Biopharmaceuticals, Inc., as well as tech enabled drug discovery companies such as Recursion, Inc., Abcellera Biologics, Inc., Cellarity, Inc., BenevolentAI, and others, some of which have substantially greater financial, technical, sales, marketing, and human resources than we do.

We may conduct our initial clinical studies for IBIO-610 and our other product candidates outside of the United States. However, the FDA and other foreign equivalents may not accept data from such studies, in which case our development plans will be delayed, which could materially harm our business.

We may conduct our Phase 1 clinical studies for IBIO-610 and other product candidates in Australia, Canada or other foreign countries. The acceptance of study data from clinical studies conducted outside the United States or another jurisdiction by the FDA or applicable foreign authority may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical studies are intended to serve as the sole basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the studies were performed by clinical investigators of recognized competence and pursuant to good clinical practices (“GCP”) regulations; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA, or if the FDA considers such inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. In addition, even where the foreign study data are not intended to serve as the sole basis for approval, the FDA will not accept the data as support for an application for marketing approval unless the study is well-designed and well-conducted in accordance with GCP requirements and the FDA is able to validate the data from the study through an onsite inspection if deemed necessary. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign studies would be subject to the applicable local laws of the foreign jurisdictions where the studies are conducted. There can be no assurance that the FDA or any applicable foreign authority will accept data from studies conducted outside of the United States or the applicable jurisdiction. If the FDA or any applicable foreign authority does not accept such data, it would result in the need for additional studies, which could be costly and time-consuming, and which may result in current or future product candidates that we may develop not receiving approval for commercialization in the applicable jurisdiction.

We believe that clinical data generated in Australia and Canada or other foreign countries will be accepted by the FDA and its foreign equivalents outside of the United States; however, there can be no assurance the FDA or applicable foreign authorities will accept data from any other clinical studies that we may conduct in Australia, Canada or other foreign countries. If the FDA or applicable foreign authorities do not accept any such data, we would likely be required to conduct additional Phase 1 clinical studies, which would be costly and time consuming, and delay aspects of our development plan, which could harm our business.

Conducting clinical studies outside the United States exposes us to additional risks, including risks associated with:

•	additional foreign regulatory requirements;

•	foreign exchange fluctuations;

•	compliance with foreign manufacturing, customs, shipment and storage requirements;

•	cultural differences in medical practice and clinical research; and

•	diminished protection of intellectual property in some countries.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Corporate Presentation of iBio, Inc., dated August 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2025	IBIO, INC.

	By:	/s/ Marc A. Banjak
Name: Marc A. Banjak
Title: Chief Legal Counsel